EMPLOYMENT AGREEMENT



     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and

entered into as of July 8, 1995, between KASH N' KARRY FOOD STORES,

INC., a Delaware corporation (the "Company"), and BJ Mehaffey (the

"Employee").

     WHEREAS, the Company and the Employee desire to enter into this Agreement to assure the Company of the services of the

Employee for the benefit of the Company and to set forth the respective rights and duties of the parties hereto;

     WHEREAS, the Company is in the business of owning, operating and managing supermarkets and retail liquor, food, grocery and warehouse format stores in Florida and may, in the future, own,

operate and manage additional supermarkets or retail liquor, food,

grocery or warehouse format stores in or outside of Florida (such business, present and future, being hereinafter referred to as the

"Business");

     NOW, THEREFORE, in consideration of the premises and the

mutual covenants, terms and conditions set forth herein, the

Company and the Employee agree as follows:


                            ARTICLE 1

                           Employment

     1.1  Employment and Title.  The Company hereby employs the

Employee, and the Employee hereby accepts such employment as the

Senior Vice President - Operations of the Company, upon the terms and conditions set forth herein.

     1.2  Services.

          (a)  During the Term (as hereinafter defined) hereof, the

Employee agrees to perform diligently and in good faith such duties and services for the Company under the direction of the Chief

Executive Officer as are consistent with the position of Senior

Vice President - Operations.  The Employee agrees to devote his best efforts and all of his full business time, energies and abilities to the services to be performed hereunder and for the exclusive benefit of the Company; provided, that this clause shall not be construed to prevent the Employee from personally, and for his own account, trading in stocks, bonds, securities, real estate,

or other forms of investment for his own benefit, so long as any such activity does not materially interfere with the performance of his duties hereunder.  The Employee shall be vested with such authority as is generally concomitant with the position to which he is appointed.


     1.3  Location.  The principal place of employment and the

location of the Employee's principal office and ordinary place of work shall be in Tampa, Florida; provided, however, the Employee shall, when requested by his superiors, or may, if he determines it to be reasonably necessary, temporarily perform services outside said area as are reasonably required for the proper performance of his duties under this Agreement.

     1.4  Exclusivity.  The Employee shall not, without the prior written consent of the Company, directly or indirectly, during the







term of this Agreement render services of a business, professional or commercial nature to any other person or entity, whether for compensation or otherwise.

     1.5  Representations.  Each party represents and warrants to the other that he/it has full power and authority to enter into and perform this Agreement and that his/its execution of and

performance of this Agreement shall not constitute a default under or breach of any of the terms of any agreement to which he/it is a party or under which he/it is bound.  Each party represents that no consent or approval of any third party is required for his or its execution, delivery and performance of this Agreement.  The

Employee further represents and warrants to the Company that he is free to accept this employment, and that he has no other

obligations or commitments of any kind to any one which would in any way hinder or interfere with his acceptance of, full

performance of his obligations under, or exercise of his best efforts with respect to, this Agreement.



                            ARTICLE 2

                              Term

     2.1  Term.  The term of the Employee's employment hereunder

(the "Term") shall commence on July 8, 1995, (the "Commencement

Date") and shall continue until (but not including) January 24,

1998 (the "Scheduled Termination Date"), unless earlier terminated pursuant to the provisions of this Agreement.








                            ARTICLE 3

                          Compensation

     3.1  Salary.  As compensation for the services to be rendered by the Employee, the Company shall pay the Employee, during the

Term of this Agreement, an annual salary in the amount of One

Hundred Fifteen Thousand Dollars ($115,000), which salary shall accrue weekly (prorated for periods less than a week) and shall be payable in equal weekly installments, in arrears.

     3.2  Other Compensation.  During the Term hereof, the Employee shall be entitled to participate, on a basis proportionate to the participation of the other executive officers of the Company, in any compensatory plan, contract or arrangement that is available to the Company's most senior executive officers from time to time during the Term hereof, including, but not limited to the Company's current (a) bonus plan, generally referred to as the Incentive

Compensation Plan, and (b) management stock option plan (the "Stock

Option Plan"), both as in effect on the Commencement Date.  Subject to approval by the Company's Board of Directors and at a strike price to be determined by the Board, the Company will grant to the

Employee thereunder options to purchase Six-tenths of One Percent

(.6%) of the then outstanding common stock of the Company on a fully-diluted basis, on the terms set forth therein.  Also, for purposes of determining the Employee's Target Bonus under the

Incentive Compensation Plan, for the fiscal year ending in 1995,

the parties agree that the Employee's Target Percentage will be not less than Fifty Percent (50%), and that the Employee's base salary







under the plan will be the Employee's annual salary under this

Agreement, prorated on a weekly basis over the remaining period of that fiscal year.

     3.3  Benefits and Perquisites.  The Employee shall be

entitled, during the Term hereof, to the same retirement (Kash n'

Karry Retirement Estates), deferred compensation (Key Employee

Savings Plan), medical, hospital, dental and life insurance

coverage and benefits, vacations, car allowance, and other

perquisites, as are available to the Company's most senior

executive officers on the Commencement Date, or benefits that are substantially comparable.  The Company will pay the Employee's reimbursable relocation expenses pursuant to the Company's

Relocation Policy, a copy of which is attached to this Agreement as

Exhibit "A", and, in addition, the Company will pay:  (a) all reasonable expenses incurred in connection with selling the

Employee's current residence; (b) $5000 to cover incidental

expenses connected with the Employee's new residence; (c) the

Employee's temporary housing expenses for up to 90 days from the

Commencement Date (the "transition period"), (d) additional tax withholding on Employee's wages for amounts reimbursed that are not deductible under the Internal Revenue Code; (e) for two trips per month for either the Employee or his spouse during the transition period; (f) two additional trips for house hunting; and (g) the travel costs of the Employee's children to visit Tampa on one occasion.








     3.4  Withholding.  Any and all amounts payable under this

Agreement, including, without limitation, amounts payable in the event of the termination hereof under Sections 7.3 and 7.4 hereof,

are subject to withholding for such federal, state and local taxes as the Company in its reasonable judgment determines to be required pursuant to any applicable law, rule or regulation.

     3.5  Annual Review.   No less frequently than annually, the

Chief Executive Officer of the Company shall review the Employee's performance of his duties and services under this Agreement, and may, commensurate with the Employee's and the Company's performance and subject to the approval of the Board of Directors of the

Company, increase, but not decrease, the salary, stock options,

other compensation and benefits payable to the Employee under this

Agreement during the remaining Term.



                            ARTICLE 4

           Working Facilities, Expenses and Insurance

     4.1  Working Facilities and Expenses.  The Employee shall be furnished with an office at the principal office of the Company, or at such other location as may be agreed to by the Employee and the

Chief Executive Officer of the Company, and other working

facilities and secretarial and other assistance suitable to his position and adequate for the performance of his duties hereunder.

The Company shall reimburse the Employee for all the Employee's reasonable expenses incurred while employed and performing his duties under and in connection with the terms and conditions of the






Agreement, subject to the Employee's full appropriate

documentation, including, without limitation, receipts for all such expenses in the manner required pursuant to Company's policies and procedures and the Internal Revenue Code.

     4.2  Insurance.  The Company may secure in its own name or otherwise, and at its own expense, life, disability and other insurance covering the Employee or the Employee and others, and the

Employee shall not have any right, title or interest in or to such insurance other than as expressly provided herein.  The Employee agrees to assist the Company in procuring such insurance by

submitting to the usual and customary medical and other

examinations to be conducted by such physician(s) as the Employee,

the Company or such insurance company may agree to and designate and by signing such applications and other written instruments as may be required by the insurance companies to which application is made for such insurance.



                            ARTICLE 5

                      Illness or Incapacity

     5.1  Right to Terminate.  If, during the Term of this

Agreement, the Employee shall be unable to perform in all material respects his duties hereunder for a period exceeding one hundred twenty (120) consecutive calendar days, or a total of one hundred eighty-six (186) non-consecutive calendar days, by reason of illness or incapacity, this Agreement may be terminated by the

Company at its election pursuant to Section 7.2(b) hereof.







     5.2  Right to Replace.  If the Employee's illness or

incapacity, whether by physical or mental cause, renders him unable for a minimum period of 30 consecutive calendar days to carry out his duties and responsibilities as set forth herein, the Company shall have the right to designate a person to temporarily succeed the Employee in the capacity described in Article 1 hereof.

     5.3  Rights Prior to Termination.  The Employee shall be

entitled to his full remuneration and benefits hereunder during such illness or incapacity unless and until an election is made by the Company to terminate this Agreement in accordance with the provisions of this Article.



                            ARTICLE 6

                         Confidentiality

     6.1  Confidentiality.  During the Term of this Agreement and at all times thereafter, the Employee agrees to maintain the confidential nature of all trade secrets, including, without limitation, development ideas, acquisition strategies and plans,

financial information, records, "know-how", methods of doing business, customer, supplier and distributor lists and all other confidential information of the Company.  The Employee shall not be obligated to maintain the confidential nature of information the disclosure of which is required by law or which already is in the public domain.  The Employee shall not use (other than in

connection with his employment), in any way whatsoever, such trade secrets except as authorized in writing by the Company.  The






Employee shall, upon terminating his employment, deliver to the

Company any and all records, books, documents or any other

materials whatsoever (including all copies thereof) containing such trade secrets, which shall be and remain the property of the

Company.

     6.2  Ownership of Records.    All documents, papers,

materials, notes, books, correspondence, drawings and other written and graphical records relating to the Business of the Company which the Employee shall prepare or use, or come into contact with, shall be and remain the sole property of the Company.  The Employee shall not be allowed to remove any of the above listed materials from the

Company's premises for other than a business purpose, unless specifically authorized in writing by the Company.



                            ARTICLE 7

                           Termination

     7.1  Termination For Cause.  This Agreement and the employment of the Employee may be terminated by the Company "For Cause" in any of the following circumstances:

          (a)  The Employee has committed any act or acts of fraud

or misappropriation that result in or are intended to result in his personal enrichment at the expense of the Company;

          (b)  The Employee is in default in a material respect in

the performance of his obligations, services or duties hereunder,

which shall include, without limitation, the Employee's

disregarding the instructions from the Company's Chief Executive






Officer concerning the conduct of his duties hereunder, the

Employee's failure to achieve agreed upon performance objectives,

the Employee's acting in a manner materially inconsistent with the policies of the Company or its affiliates, as promulgated from time to time in writing and which are generally applicable to all employees and/or senior executives of the Company, the Employee's acting in a manner materially inconsistent with the customary standards of performance applicable to persons in similar positions in the supermarket industry in the United States, or if the

Employee has breached any other material provision of this

Agreement; provided that if, and only if, such default or breach is curable, the Employee shall not be in default hereunder unless he shall have failed to cure such default or breach within a

reasonable period of time (depending upon the type of default or breach) after receipt of written notice thereof by the Company to the Employee;

          (c)  The Employee is grossly negligent, which causes

substantial damage or loss to the Company, or engages in willful misconduct in the performance of his duties hereunder; or

          (d)  The Employee has engaged in illegal activities

which, individually, or in the aggregate, reflect substantially and materially adversely upon, or have a substantially and materially adverse impact on, the Company.

     A termination For Cause under this Section 7.1 shall be

effective upon the date set forth in a written notice of

termination delivered to the Employee.






     7.2  Termination Without Cause.  This Agreement and the

employment of the Employee may be terminated "Without Cause" as follows:

          (a)  by mutual agreement of the parties hereto;

          (b)  at the election of the Company at any time by its

giving at least thirty (30) days advance written notice to the

Employee;

          (c)   at the election of the Employee by his giving

written notice to the Company in the event that the Company shall default in or breach the performance of any of its obligations under this Agreement, or in the event that the Company shall effect a material diminution or material adverse change in the Employee's title, responsibilities or duties; provided, that if, and only if,

such default, breach, diminution or change is curable, the Employee may not elect to give notice under this Section 7.2 (c), unless the

Company shall have failed to cure such default, breach, diminution or change within fifteen (15) days of written notice thereof provided by the Employee to the Company; or

          (d)  upon the Employee's death.

     A termination Without Cause under this Section 7.2 shall be effective upon the date set forth in a written notice of

termination delivered hereunder, which shall be not less than thirty (30) days nor more than forty-five (45) days after the giving of such notice, except for a termination pursuant to Section

7.2(d) hereof, which shall be automatically effective upon the

Employee's death.






     7.3  Effect of Termination For Cause.  If the Employee's

employment is terminated For Cause:

          (a)  The Employee shall be entitled to accrued salary

through the date of termination;

          (b)  The Employee shall be entitled to reimbursement for

expenses accrued through the date of termination in accordance with the provisions of Section 4.1 hereof; and

          (c)  Except as provided in Article 11, this Agreement

shall thereupon be of no further force and effect.

     7.4  Effect of Termination Without Cause.  If the Employee's

employment is terminated Without Cause:

          (a)  The Employee shall be entitled to accrued salary

through the date of termination;

          (b)  The Employee shall be entitled to reimbursement for

expenses accrued through the date of termination in accordance with the provisions of Section 4.1 hereof; and

          (c)  Subject to Section 7.5 and except in the case of a

termination Without Cause under Section 7.2(d), the Employee shall be entitled to receive all amounts of salary as would have been payable under Section 3.1 hereof through the Scheduled Termination

Date, which amounts shall be paid as and when the same would have been payable under the Agreement had it not been terminated;

          (d)  Subject to Section 7.5 and except in the case of a

termination Without Cause under Section 7.2(d), the Employee shall be entitled to receive all medical, hospital and dental coverage and benefits as would have been payable under Section 3.3 hereof






through the Scheduled Termination Date, which amounts shall be paid as and when the same would have been payable under the Agreement had it not been terminated, and if the Employee is not entitled to participate in any such benefit plan under the terms thereof following the termination, then the Company shall provide the

Employee with substantially identical coverage and benefits;

          (e)  Subject to Section 7.5, if the Employee is

participating in a Company bonus plan as of the date of

termination, he shall be entitled to an accrued bonus through the date of termination, computed on a per diem basis based upon the bonus which would have otherwise been payable to the Employee for the fiscal year during which the date of termination falls had the

Agreement not been terminated, computed on the same basis as in effect immediately prior to the date of termination, which bonus shall be paid as and when the same would have otherwise been payable under the bonus plan had the Agreement not been terminated;

and

          (f)  Except as provided in Article 11, this Agreement

shall be of no further force or effect.

     7.5  Mitigation and Offset.  In the event of a termination of employment hereunder, the Employee shall be under no obligation to seek alternative employment or other gainful occupation during the period from the termination of this Agreement through the Scheduled

Termination Date (the "Unexpired Term") by way of mitigation of amounts payable to the Employee under this Article 7; provided,

however, that if the Employee provides, directly or indirectly






(including through any personal service entity), any services

(whether as employee, consultant, independent contractor or

otherwise) to any person engaged in a business similar to the business of the Company as then conducted (a "Third Party") during the Unexpired Term, all amounts paid or payable to or for the benefit of the Employee by or on behalf of such Third Party in respect thereof ("Offset Amounts") shall reduce any amounts payable thereafter by the Company to the Employee under Sections 7.4(c),

(d) and (e) hereof on a dollar-for-dollar basis.  Upon the request of the Company, from time to time, the Employee shall certify in writing to the Company all Offset Amounts received or receivable by him and shall provide the Company with true copies of all written agreements and a summary of the terms of all oral agreements pursuant to which such Offset Amounts are paid or payable to or for the benefit of the Employee.

     7.6  Full Settlement.  The payments provided for in Article 7 of this Agreement are in full settlement of any claims the Employee may have against the Company arising out of his termination,

including, but not limited to, any claims for wrongful discharge;

provided, however, that nothing herein shall limit any rights or obligations of the parties under any other agreement with the

Company or any pension, severance, retirement, stock option,

deferred compensation or other benefit plans of the Company which are applicable to the Employee and which provide for specified rights and obligations in the event of a termination of the

Employee's employment with the Company.








                            ARTICLE 8

              Non-Competition And Non-Interference

     8.1  Non-Competition.  The Employee agrees that during the

Term hereof and for a period of one year thereafter, except in the case of a Termination Without Cause, the Employee will not,

directly, indirectly or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity,

own, manage, control, join, or participate in the ownership,

management, operation, or control of, or be financially interested in or advise, lend money to, or be employed by or provide

consulting services to, or be connected in any manner with (a) any supermarket, retail food store, grocery store, liquor store,

warehouse store or any similar business located in market areas where the Company operates; or (b) any company, entity or business with which Company was in active negotiation for the purchase of a supermarket, retail food store, grocery store, liquor store or warehouse store at the time of termination of the Employee's employment, or with any other company which shall acquire such supermarket, retail food store, grocery store, liquor store or warehouse store.  The Employee acknowledges that the business of the Company is presently conducted throughout the counties in

Florida listed on Exhibit B attached hereto and any county

contiguous thereto and that such counties constitute the present market area of the Company.

     Ownership of less than 1% of the stock in a publicly-held

company shall not be deemed a violation of this Section 8.1.






     8.2  Non-Interference.  The Employee agrees that during the

Term hereof and for a period of one year thereafter, the Employee will not, directly, indirectly or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity, induce or entice any employee of the Company to leave such employment or cause anyone else to do so.

     8.3  Severability.  If any covenant or provision contained in

Section 8.1 is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision.  The parties intend that the covenants contained in Section 8.1 shall be deemed to be a series of separate covenants, one for each county referenced therein.

Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in such

Section.  If, in any arbitral or judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included in such Section, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining

separate covenants to be enforced in such proceedings.



                            ARTICLE 9

                            Remedies

     9.1  Equitable Remedies.  The Employee and the Company agree that the services to be rendered by the Employee pursuant to this

Agreement, and the rights and interests granted and the obligations






to be performed by the Employee to the Company pursuant to this

Agreement, are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by the Employee of any of the terms of the Agreement will cause the Company great and irreparable injury and damage.  In the event of a breach or threatened breach of Article 6, Section 8.1 or Section 8.2, the Employee hereby expressly agrees that the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of the Agreement, both pendente lite and

permanently, against the Employee, as such breach would cause irreparable injury to the Company and a remedy at law would be inadequate and insufficient.  Therefore, the Company may, in addition to pursuing its other remedies, obtain an injunction from any court having jurisdiction in the matter restraining any further violation.  The Employee agrees that a bond in the amount of $5,000 shall be adequate security for issuance of any temporary

injunction.  The Company shall also be entitled to such damages as it can show it has sustained, directly or indirectly, by reason of said breach.

     9.2  Rights and Remedies Preserved.  Nothing in this Agreement except Sections 7.6 and 10.11 shall limit any right or remedy the

Company or the Employee may have under this Agreement or pursuant to law for any breach of this Agreement by the other party.  Except as set forth in Sections 7.6 and 10.11, the rights granted to the






Company and the Employee herein are cumulative and the election of one shall not constitute a waiver of such party's right to assert all other legal remedies available under the circumstances.



                           ARTICLE 10

                          Miscellaneous

     10.1 No Waivers.  The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from

enforcing such provision or any other provision of this Agreement.

     10.2 Notices.  Any notice to be given to the Company and the

Employee under the terms of this Agreement may be delivered

personally, by telecopy, telex or other form of written electronic transmission, or by registered or certified mail, postage prepaid,

and shall be addressed as follows:

     If to the Company:  Attention:  Raymond P. Springer,
                         Senior Vice President, Administration
                         Kash n' Karry Food Stores, Inc.
                         6422 Harney Road
                         Tampa, Florida  33610
                         Telephone:  813-621-0274
                         Telecopier:  (813) 626-9550


     With a copy to:     Robert S. Bolt, Esq.
                         Barnett, Bolt, Kirkwood & Long
                         601 Bayshore Boulevard
                         Suite 700
                         Tampa, Florida  33606
                         Telephone:  813-253-2020
                         Telecopier:  (813) 251-6711


     If to the Employee: BJ Mehaffey
                         15002 Hickory Grove Place
                         Midlothian, Virginia 23112
                         Telephone:  804-240-6301







     With a copy to:     Don Ford, Esq.
                         2727 Buford Rd.
                         Richmond, VA 23235
                         Telephone:  804-320-2061
                         Facsimile:  804-323-0719


Either party may hereafter notify the other in writing of any change in address.  Any notice shall be deemed duly given (i) when personally delivered, or (ii) on the third day after it is mailed by registered or certified mail, postage prepaid, as provided herein.

     10.3 Severability.  The provisions of this Agreement are

severable and if any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts thereof, shall not be affected thereby.

     10.4 Successors and Assigns.  The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company,

including the survivor upon any merger, consolidation or

combination of the Company with any other entity.  The Employee shall not have the right to assign, delegate or otherwise transfer any duty or obligation to be performed by him hereunder to any person or entity, nor to assign or transfer any rights hereunder.

     10.5 Entire Agreement.  With respect to the terms of

Employee's employment, this Agreement supersedes all prior

agreements and understandings between the parties hereto, oral or written, and may not be modified or terminated orally.  No






modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification,

termination or waiver is sought to be enforced.  This Agreement was the subject of negotiation by the parties hereto and their counsel.

The parties agree that no prior drafts of this Agreement shall be admissible as evidence (whether in any arbitration or court of law)

in any proceeding which involves the interpretation of any

provisions of this Agreement.

     10.6 Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of

Florida without reference to the conflict of law principles

thereof.

     10.7 Section Headings.  The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

     10.8 Further Assurances.  Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this

Agreement.

     10.9 Gender.  Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "she" or "hers" or "it" or

"its" whenever applicable.  Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.






     10.10  Counterparts.  This Agreement may be executed in

counterparts, all of which taken together shall be deemed one original.

     10.11  Arbitration.  The parties hereto agree that any dispute concerning or arising out of the provisions of the Agreement shall be resolved by arbitration in accordance with the rules of the

American Arbitration Association.  Such arbitration shall be held in Tampa, Florida and the decision of the arbitrator(s) shall be conclusive and binding on the parties and shall be enforceable by either party in any court of competent jurisdiction.  The

arbitrator may, in his or her discretion, award attorneys' fees and costs to such party as he or she sees fit in rendering his or her decision.  Notwithstanding the foregoing, if any dispute arises hereunder as to which the Company desires to exercise any rights or remedies under Section 9.1 hereof, the Company may, in its

discretion, in lieu of submitting the matter to arbitration, bring an action thereon in any court of competent jurisdiction in

Hillsborough County, Florida, which court may grant any and all relief available in equity or at law.  In any such action, the prevailing party shall be entitled to reasonable attorneys' fees and costs as may be awarded by the court.

















                           ARTICLE 11

                            Survival

     11.1 Survival.  The provisions of Article 6, 8, 9 and 10, and

Sections 7.3, 7.4, 7.5 and 7.6 of this Agreement shall survive the termination of this Agreement whether upon, or prior to, the

Scheduled Termination Date hereof.





     IN WITNESS WHEREOF, the parties hereto have executed this

Employment Agreement as of the date first above written.





                              KASH N' KARRY FOOD STORES, INC.,

                              a Delaware corporation



Julie Hicks                   By:  /s/ Ronald E. Johnson
----------------------        -------------------------------
                              Name: Ronald E. Johnson
Robert S. Bolt                Title: Chairman, President & CEO
----------------------
As to the Company



Robert S. Bolt                /s/ BJ Mehaffey
----------------------        -------------------------------
                                   BJ Mehaffey
R.P. Springer
----------------------
As to the Employee












                      KASH N' KARRY FOOD STORES, INC.
                           RELOCATION GUIDELINES
                         KEY MANAGEMENT POSITIONS

                        (STORE MANAGERS AND ABOVE)

The following guidelines are intended to clarify, for the individuals involved, the basic relocation program provided by Kash n' Karry Food Stores, Inc. when relocating key management personnel at the store manager and above levels.

INCOME TAX CONSIDERATIONS

In all cases, it is understood that any payments made to or on behalf of employees who are relocating, may be treated as taxable income under the then current IRS regulations. Individuals relocating need to take into consideration in planning their move the income tax ramifications of these expenses and the effect they have on their tax liability during the total time it takes for the relocation to be completed.

SALE/PURCHASE OF RESIDENCE

Expenses will be covered up to a maximum of $10,000.00 for items related to the sale of the current residence such a realtor fees, title search and attorney fees. On the new home purchase, attorney fees are covered; points and discount fees, which are generally treated as interest and deductible expenses under current IRS regulations, are excluded.

MOVING COSTS

Expenses related to moving household goods from the current (old) residence to the new residence, are covered, excluding such unusual items as rock collections, boats, second automobiles. Storage of household goods is not covered.

MORTGAGE ASSISTANCE

For a period not to exceed 12 months, the company will pay the lesser of the two (2) mortgage payments (New residence or Old residence). To qualify and be eligible for continuing payments, you must: 1) Be actively marketing the property for Sale by a licensed Real Estate Firm, 2) The Real Estate Firm must have written authority to discuss the sale of the property with representatives of the Company, 3) The property must be maintained in good, clean selling appearance, inside and out, 4) Any damage by storm, vandals or other acts must be immediately repaired at your expense.

Any reduction in the mortgage principal balance during the time the company is making mortgage payments on your behalf shall be used to offset the total expense incurred during the relocation and be treated as part of the direct payments by Kash n' Karry Food
Stores, Inc. to you for covered expenses.

TEMPORARY BRIDGE LOAN

To expedite your relocation, the company will provide an interest free bridge loan, payable immediately on the sale of the old residence. The bridge loan shall be for up to 75% of the equity value in the "old" residence, not to exceed $50,000.00. The equity value shall be determined by the average of at least two (2) Market Analysis reports submitted by independent, licensed Real Estate Brokers, minus the current mortgage principal balance as certified in writing by your mortgage company. A promissory note must be signed and a Deed of Trust against the new property may be required. Repayment of the bridge loan is required immediately at the time of Closing/Settlement on the old residence.

RELOCATION OF SPOUSE/FAMILY

Generally one (1) round trip airfare will be provided for your spouse to "house hunt" in the area. This expense is evaluated on an individual basis. We assume that the employee, spouse and family will drive to the area for the relocation. During this travel, expenses for motel(s), meal(s) and gasoline are covered based on submission of receipts for actual expense incurred. Meals are covered at the rate of $12.00 per day per family member.

TRANSITION EXPENSE/TEMPORARY HOUSING

We will cover temporary housing during relocation for you for up to sixty (60) days. Should you be housed in a location that does not offer kitchen facilities, we provide $60.00 per week allowance for meals. No receipts are necessary should this arrangement be necessary. If kitchen facilities are available no food allowance is provided.

LAUNDRY EXPENSE

Laundry expenses are covered, when your temporary residence does not include laundry. Receipts are required for reimbursement of this expense.

                  EXHIBIT "B" TO THE EMPLOYMENT AGREEMENT
          BETWEEN KASH N' KARRY FOOD STORES, INC. AND BJ MEHAFFEY


Alachua

Charlotte

Citrus

Hardee

Hernando

Highlands

Hillsborough

Lee

Manatee

Marion

Osceola

Pasco

Pinellas

Polk

Sarasota

Volusia